Exhibit 10.1

Execution Version

SEVENTH AMENDMENT
TO
CREDIT AGREEMENT
Dated as of April 23, 2019
Among
PARSLEY ENERGY, LLC,
as Borrower,
PARSLEY ENERGY, INC.,

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent,
JPMORGAN CHASE BANK, N.A.,
as Syndication Agent,

BMO HARRIS BANK, N.A.,
as Documentation Agent,

and

The Lenders Party Thereto
________________________________

WELLS FARGO SECURITIES, LLC
Sole Lead Arranger and Sole Bookrunner

________________________________

SEVENTH AMENDMENT TO CREDIT AGREEMENT
THIS SEVENTH AMENDMENT TO CREDIT AGREEMENT (this “Seventh Amendment”) dated as of April 23, 2019, is among Parsley Energy, LLC, a Delaware limited liability company (the “Borrower”); Parsley Energy, Inc., a Delaware corporation (“PEI”), each of the undersigned guarantors (the “Guarantors”, and together with the Borrower, the “Obligors”); each of the Lenders party hereto; and Wells Fargo Bank, National Association (in its individual capacity, “Wells Fargo”), as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).
R E C I T A L S
A.    The Borrower, PEI, the Administrative Agent and the Lenders are parties to that certain Credit Agreement dated as of October 28, 2016 (as amended, modified, supplemented or restated from time to time prior to the date hereof, the “Credit Agreement”), pursuant to which the Lenders have made certain credit available to and on behalf of the Borrower.
B.    The Borrower and the Guarantors are parties to that certain Guarantee and Collateral Agreement, dated as of October 28, 2016 made by the Borrower and each of the other Grantors party thereto in favor of the Administrative Agent (as amended, modified, supplemented or restated from time to time prior to the date hereof, the “Guaranty Agreement”).
C.    The Borrower has requested and the Administrative Agent and the Lenders party hereto have agreed to amend the Credit Agreement, subject to the terms and conditions of this Seventh Amendment.
D.    NOW, THEREFORE, to induce the Administrative Agent and the Lenders to enter into this Seventh Amendment and in consideration of the promises and the mutual covenants herein contained, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
Section 1.Defined Terms. Each capitalized term used herein but not otherwise defined herein has the meaning given such term in the Credit Agreement, as amended by this Seventh Amendment. Unless otherwise indicated, all section references in this Seventh Amendment refer to sections of the Credit Agreement.
Section 2.    Amendments to Credit Agreement.
2.1    Amendments to Section 1.02.
(a)    Each of the following definitions is hereby amended and restated in its entirety to read as follows:
“Aggregate Maximum Credit Amounts” at any time shall equal the sum of the Maximum Credit Amounts, as the same may be reduced or terminated pursuant to Section 2.06. The Aggregate Maximum Credit Amounts of the Lenders on the Seventh Amendment Effective Date is $5,000,000,000.
“Agreement” means this Credit Agreement, including any schedules and exhibits hereto, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment and the Seventh Amendment, and as the same may from time to time be amended, modified, supplemented or restated.
“Consolidated Total Debt” means, at any date, all Debt of the Borrower and the Consolidated Restricted Subsidiaries on a consolidated basis, excluding non-cash obligations under FASB ASC 815.  Notwithstanding anything herein to the contrary, (a) if there are no Loans or unreimbursed LC Disbursements outstanding on any applicable date on which Consolidated Total Debt is calculated, Consolidated Total Debt shall be calculated net of the amount of Unrestricted Cash of the Borrower and the Consolidated Restricted Subsidiaries as of such date that is held in accounts subject to a Control Agreement and (b) if there are any Loans or unreimbursed LC Disbursements outstanding on any applicable date on which Consolidated Total Debt is calculated, Consolidated Total Debt shall be calculated net of the amount of Unrestricted Cash of the Borrower and the Consolidated Restricted Subsidiaries as of such date that is held in accounts subject to a Control Agreement up to $100,000,000 in the aggregate.
“Liquidity” means, as of any date of determination, the sum of (a) the amount of Unrestricted Cash on such date and (b) the amount of the unused Commitments as of such date.
“Permitted Holders” means, individually or collectively, (a) Mr. Bryan Sheffield, (b) any immediate family member of Mr. Bryan Sheffield, (c) the estate or legal representative of the estate of Mr. Bryan Sheffield and/or any immediate family members of Mr. Bryan Sheffield (acting in the capacity of such legal representative), and (d) trusts, partnerships, limited liability companies, corporations or other entities that are Controlled by one or more Persons in clauses (a), (b) and/or (c) of this definition.
(b)    The following definitions are hereby added where alphabetically appropriate to read as follows:
“Beneficial Ownership Certification” means a certification regarding beneficial ownership of the Borrower as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Qualified Midstream Assets” means (a) assets used in the gathering, distributing, marketing, treating, processing, transporting of, or storage, disposal, or other handling of, Hydrocarbons, water, sand, minerals, chemicals or other products or substances commonly created, used, recovered, produced or processed in the conduct of the oil and gas business, including compression, pumping, treatment and disposal facilities, gathering lines and systems, and other assets commonly considered midstream assets or useful in connection with the conduct of midstream operations and (b) Equity Interests in Qualified Midstream Persons. For the avoidance of doubt, (i) the Qualified Midstream Assets shall not constitute Borrowing Base Properties and (ii) none of the Borrowing Base Properties shall constitute Qualified Midstream Assets.
“Qualified Midstream Person” means any Person if (a) all or substantially all of the assets of such Person consist of or will consist of Qualified Midstream Assets or (b) all or substantially all of such Person’s business is ownership of, operation of, construction or development of, or direct or indirect investment in, Qualified Midstream Assets. For the avoidance of doubt, no Person owning any Borrowing Base Properties shall constitute a Qualified Midstream Person.
“Seventh Amendment” means that certain Seventh Amendment to Credit Agreement, dated as of April 23, 2019, among the Borrower, PEI, the Guarantors, the Administrative Agent and the Lenders party thereto.
“Seventh Amendment Effective Date” has the meaning assigned to such term in the Seventh Amendment.
“Unrestricted Cash” means cash or Cash Equivalents of the Borrower or any of its Restricted Subsidiaries that would not appear as “restricted” on a consolidated balance sheet of the Borrower or any of its Restricted Subsidiaries; provided that cash or Cash Equivalents that would appear as “restricted” on a consolidated balance sheet of the Borrower or any of its Restricted Subsidiaries solely because such cash or Cash Equivalents are subject to a Control Agreement shall constitute Unrestricted Cash hereunder.
(c)    The definition of “Aggregate Elected Borrowing Base Commitments” is hereby amended by replacing the reference therein to the “Third Amendment Effective Date” with the “Seventh Amendment Effective Date”.
(d)    The definition of “Material Indebtedness” is hereby amended by replacing the reference therein to “$10,000,000” with “$50,000,000”.
(e)    The definition of “Sheffield” is hereby deleted in its entirety.
2.2    Amendments to Section 1.06(b). Section 1.06(b) is hereby amended by (a) deleting the parenthetical “(other than any Restricted Subsidiary that owns or has an interest in any Property assigned value in the Borrowing Base then in effect, as determined by the Administrative Agent)” as it appears therein and (b) replacing each reference therein to “Section 9.05(k)” with “Section 9.05”.

2.3    Amendment to Article I. Article I is hereby amended by adding a new Section 1.08 to the end thereof to read as follows:
Section 1.08        Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
2.4    Amendments to Section 2.07.
(a)    Section 2.07(e) is hereby amended and restated in its entirety to read as follows:
(e)    Reduction of Borrowing Base Related to Disposition of Borrowing Base Properties and/or Liquidation of Swap Agreements. If (i) any Swap Agreement to which the Borrower or any Restricted Subsidiary is a party is Liquidated or (ii) the Borrower or any Restricted Subsidiary Disposes of any Borrowing Base Property or Equity Interests in any Restricted Subsidiaries owning Borrowing Base Properties, and the Borrowing Base value assigned to the Liquidated portion of such Swap Agreement or the Borrowing Base value of such Borrowing Base Property or Equity Interests in such Restricted Subsidiaries owning Borrowing Base Properties, as applicable, in each case as determined by the Administrative Agent, when combined with the sum of (A) the Borrowing Base value of all other Dispositions of Borrowing Base Properties or Equity Interests in Restricted Subsidiaries owning Borrowing Base Properties, in each case since the most recent Scheduled Redetermination Date (after giving effect to the Borrowing Base value, if any, of any Oil and Gas Properties or Equity Interests in Restricted Subsidiaries owning Oil and Gas Properties acquired since the most recent Scheduled Redetermination Date, including, for the avoidance of doubt, any such Oil and Gas Properties or Equity Interests acquired concurrently with such Disposition, in each case as determined by the Administrative Agent) and (B) the Borrowing Base value of the Liquidated portion of other Swap Agreements Liquidated since the most recent Scheduled Redetermination Date (after giving effect to the Borrowing Base value of any Swap Agreements executed since the most recent Scheduled Redetermination Date, including, for the avoidance of doubt, any Swap Agreements executed concurrently with such Liquidation), exceeds five percent (5%) of the Borrowing Base as then in effect (as determined by the Administrative Agent), individually or in the aggregate, the Borrowing Base then in effect shall be reduced by an amount equal to the value, if any, assigned to the Liquidated portion of such Swap Agreement in the then effective Borrowing Base (after giving effect to the Borrowing Base value of any Swap Agreements executed since the most recent Scheduled Redetermination Date, including, for the avoidance of doubt, any Swap

Agreements executed concurrently with such Liquidation) and/or the Borrowing Base value of such Disposed Borrowing Base Property or Equity Interests in Restricted Subsidiaries owning Borrowing Base Properties (in each case, after giving effect to the Borrowing Base value, if any, of any Oil and Gas Properties or Equity Interests in Restricted Subsidiaries owning Oil and Gas Properties acquired since the most recent Scheduled Redetermination Date, including, for the avoidance of doubt, any such Oil and Gas Properties or Equity Interests acquired concurrently with such Disposition, in each case as determined by the Administrative Agent), as the case may be, in each case as determined by the Administrative Agent. The Borrowing Base as so reduced shall become the new Borrowing Base immediately upon the date of such Disposition, effective and applicable to the Borrower, the Administrative Agent, the Issuing Bank and the Lenders on such date until the next redetermination or modification thereof hereunder.
(b)    Section 2.07(f) is hereby amended and restated in its entirety to read as follows:
(f)    Reduction of Borrowing Base Upon Issuance of Certain Senior Notes and Permitted Refinancing Debt. Notwithstanding anything to the contrary contained herein, if (a) the Borrower and/or Finance Co. incurs (i) any Senior Notes in reliance on Section 9.02(f) or (ii) any Permitted Refinancing Debt in reliance on Section 9.02(g) in a principal amount in excess of the aggregate principal amount of Senior Notes or Refinanced Debt refinanced with such Permitted Refinancing Debt and (b) both before and immediately after giving effect to such incurrence of Senior Notes or Permitted Refinancing Debt, the total Revolving Credit Exposures exceeds 25% of the total Commitments then in effect, then the Borrowing Base then in effect shall be reduced immediately upon the date of such incurrence by an amount equal to the product of 0.25 multiplied by an amount equal to the stated principal amount of such excess Senior Notes or excess Permitted Refinancing Debt incurred. The Borrowing Base as so reduced shall become the new Borrowing Base immediately upon the date of such incurrence, effective and applicable to the Borrower, the Administrative Agent, the Issuing Bank and the Lenders on such date until the next redetermination or modification thereof hereunder. For purposes of this Section 2.07(f), if any such Debt is issued at a discount or otherwise sold for less than “par”, the reduction shall be calculated based upon the stated principal amount without reference to such discount.
(c)    Section 2.07(g) is hereby amended and restated in its entirety to read as follows:
(g)    Right to Redetermine Borrowing Base Upon Certain Dispositions of Oil and Gas Properties and Certain Dispositions of Qualified Midstream Properties.

(i)    If the Borrower or any Restricted Subsidiary Disposes of any Borrowing Base Property or Equity Interests in any Restricted Subsidiaries

owning Borrowing Base Properties, and the Borrowing Base value (as determined by the Administrative Agent) of such Borrowing Base Property or Equity Interests in such Restricted Subsidiaries owning Borrowing Base Properties, as applicable, when combined with the sum of the Borrowing Base value of all other Dispositions of Borrowing Base Properties or Equity Interests in Restricted Subsidiaries owning Borrowing Base Properties, in each case since the most recent Scheduled Redetermination Date, exceeds ten percent (10%) of the Borrowing Base as then in effect (as determined by the Administrative Agent, and for the avoidance of doubt, without giving effect to the Borrowing Base value, if any, of any Oil and Gas Properties or Equity Interests in Restricted Subsidiaries owning Oil and Gas Properties acquired since the most recent Scheduled Redetermination Date), individually or in the aggregate, then, without limiting the provisions of Section 2.07(b) or Section 2.07(e), the Administrative Agent and the Required Lenders shall have the right to redetermine the Borrowing Base. The Borrowing Base as so redetermined shall become the new Borrowing Base immediately upon the date of such Disposition, effective and applicable to the Borrower, the Administrative Agent, the Issuing Bank and the Lenders on such date until the next redetermination or modification thereof hereunder.

(ii)    If, during any period between two successive Scheduled Redetermination Dates, the Borrower or any Restricted Subsidiary Disposes of one or more Qualified Midstream Assets having a Borrowing Base value (as determined by the Administrative Agent), individually or in the aggregate, in excess of five percent (5%) of the Borrowing Base as then in effect, the Administrative Agent and the Required Lenders shall have the right to reduce the Borrowing Base then in effect by an amount equal to the value attributable to such Disposed Qualified Midstream Assets in the Borrowing Base then in effect, as determined by the Administrative Agent and approved by the Required Lenders. The Borrowing Base as so reduced shall become the new Borrowing Base immediately upon the date of such Disposition, effective and applicable to the Borrower, the Administrative Agent, the Issuing Bank and the Lenders on such date until the next redetermination or modification thereof hereunder.
2.5    Amendment to Section 7.11. Section 7.11 is hereby amended by (i) adding “(a)” in front of the word “No” at the beginning thereof and (ii) adding a new clause (b) to the end thereof to read as follows:
(b)    As of the Seventh Amendment Effective Date, the information included in the Beneficial Ownership Certification delivered by the Borrower to the Administrative Agent is true and correct in all material respects.

2.6    Amendments to Section 8.01.
(a)    Each of Section 8.01(d) and Section 8.01(h) is hereby amended and restated in its entirety as “[Reserved]”.
(b)    Section 8.01(l) is hereby amended and restated in its entirety as follows:
(l)    Notice of Sales of Oil and Gas Properties.
(i)    In the event that any Loan Party intends to Dispose of any Oil or Gas Properties (or any Equity Interests in any Subsidiary owning Oil and Gas Properties), in a single transaction or series of transactions with a fair market value in excess of $50,000,000, at least three (3) Business Days prior written notice of such Disposition, the price thereof and the anticipated date of closing and any other details thereof reasonably requested by the Administrative Agent.
(ii)    In the event that any Loan Party intends to Dispose of any Qualified Midstream Assets or any Qualified Midstream Person in a single transaction or series of transactions with a fair market value in excess of $50,000,000, written notice on the date of or prior to such Disposition, the price thereof and any other details thereof reasonably requested by the Administrative Agent.
(iii)    In the event that any Loan Party receives any notice of early termination of any Swap Agreement to which it is a party from any of its counterparties, or any Swap Agreement to which any Loan Party is a party is Liquidated, prompt written notice of the receipt of such early termination notice or such Liquidation, as the case may be, together with a reasonably detailed description or explanation thereof and any other details thereof reasonably requested by the Administrative Agent.
(c)    Section 8.01(n) is hereby amended and restated in its entirety as follows:
(n)    Information Regarding Borrower and Guarantors. Prompt written notice (and in any event within five (5) Business Days thereafter or such longer period as agreed to by the Administrative Agent) of any change (i) in any Loan Party’s corporate name or in any trade name used to identify such Person in the conduct of its business or in the ownership of its Properties, (ii) in the location of any Loan Party’s chief executive office or principal place of business, (iii) in any Loan’s Party’s identity or corporate structure or in the jurisdiction in which such Person is incorporated or formed, (iv) in any Loan Party’s jurisdiction of organization or such Person’s organizational identification number in such jurisdiction of organization, and (v) in any Loan Party’s federal taxpayer identification number.

(d)    Section 8.01 is hereby amended by amending and restating the last paragraph thereto in its entirety as follows:
In each subsection of this Section 8.01 (other than subsection (c), (e), (n) or (o)), it is understood and agreed that the filing with the SEC by PEI of an annual report on Form 10-K, a quarterly report on Form 10-Q, a current report on Form 8-K, or any other applicable report shall satisfy the requirements of such subsection to the extent that such filing (including the exhibits to such filing) contains the information specified in such subsection.
2.7    Amendments to Section 8.12. Section 8.12 is hereby amended by replacing each reference therein to “85%” with “80%”.
2.8    Amendment to Section 9.01(b). Section 9.01(b) is hereby amended by replacing the reference therein to “unrestricted cash” with “Unrestricted Cash”.
2.9    Amendments to Section 9.02. Section 9.02 is hereby amended by (a) deleting the word “and” at the end of Section 9.02(h), (b) deleting the period at the end of Section 9.02(i) and replacing it with “; and”, and (c) adding a new subsection (j) thereto to read as follows:
(j)    Debt consisting of the financing of insurance premiums incurred in the ordinary course of business.
2.10    Amendments to Section 9.03. Section 9.03 is hereby amended by (a) deleting the word “and” at the end of Section 9.03(d), (b) deleting the period at the end of Section 9.03(e) and replacing it with a semi-colon, and (c) adding new subsections (f) through (h) thereto to read as follows:
(f)    Liens on cash or Cash Equivalents held by a trustee under any indenture or other debt agreement issued in escrow pursuant to customary escrow arrangements pending the release thereof, or under any indenture or other debt agreement pursuant to customary discharge, redemption or defeasance provisions, in each case solely to the extent the relevant release, discharge, redemption or defeasance would be permitted hereunder;
(g)    Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto; and
(h)    Liens on Equity Interests in Unrestricted Subsidiaries.
2.11    Amendments to Section 9.04.
(a)    Section 9.04(a) is hereby amended by (i) replacing the reference therein to “80%” with “85%” and (ii) replacing the reference therein to “2.50” with “3.00”.
(b)    Section 9.04(b) is hereby amended by amending and restating clause (a) thereof to read as follows:

(a)    prior to the date that is ninety-one (91) days after the Maturity Date, call, make or offer to make any optional or voluntary Redemption of or otherwise optionally or voluntarily Redeem (whether in whole or in part) any Senior Notes or any Permitted Refinancing Debt; provided that, so long as no Default, Event of Default or Borrowing Base Deficiency shall have occurred and be continuing or would result therefrom, the Borrower and/or Finance Co. may optionally prepay the Senior Notes or the Refinanced Debt (i) with the proceeds of Permitted Refinancing Debt or (ii) so long as, both before and immediately after giving effect to such prepayment, (A) the total Revolving Credit Exposures does not exceed 85% of the total Commitments then in effect and (B) the Consolidated Leverage Ratio is equal to or less than 3.00 to 1.00, as the Consolidated Leverage Ratio is recomputed on such date using (I) Consolidated Total Debt outstanding on such date and (II) EBITDAX for the four fiscal quarters ending on the last day of the fiscal quarter immediately preceding such date for which financial statements are available;
2.12    Amendments to Section 9.05. Section 9.05 is hereby amended by adding new subsection (n) to the end thereof to read as follows:
(n)    Investments in any Qualified Midstream Person or in any Qualified Midstream Assets, so long as both before and immediately after giving effect to any such Investment, (i) no Event of Default has occurred and is continuing or would result therefrom, (ii) the total Revolving Credit Exposures does not exceed 85% of the total Commitments then in effect and (iii) the Consolidated Leverage Ratio is equal to or less than 3.00 to 1.00, as the Consolidated Leverage Ratio is recomputed on such date using (A) Consolidated Total Debt outstanding on such date and (B) EBITDAX for the four fiscal quarters ending on the last day of the fiscal quarter immediately preceding such date for which financial statements are available.
2.13    Amendments to Section 9.12. Section 9.12 is hereby amended by (a) replacing the reference to “dispositions” in Section 9.12(f) with “Dispositions”, (b) deleting the period at the end of Section 9.12(k) and replacing it with “; and”, and (c) adding a new subsection (l) thereto to read as follows:
(l)    Dispositions of (i) Qualified Midstream Assets and (ii) Equity Interests in Qualified Midstream Persons; provided that the Borrowing Base shall be reduced to the extent required by Section 2.07(g)(ii), to the extent applicable.
2.14     Amendments to Section 10.01.
(a)    Section 10.01(d) is hereby amended by (i) deleting the reference therein to “Section 8.16, Section 8.17,” and (ii) replacing the reference therein to “Section 8.18” with “Section 8.18(b) or (c)”.
(b)    Section 10.01(e) is hereby amended and restated in its entirety as follows:

(e)    PEI or any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in Section 10.01(a), Section 10.01(b) or Section 10.01(d) or any other Loan Document, and such failure shall continue unremedied for a period of 30 days after the earlier to occur of (i) notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender) or (ii) a Responsible Officer of the Borrower otherwise becoming aware of such default.
(c)    Section 10.01(k) is hereby amended by replacing the reference therein to “$10,000,000” with “$50,000,000”.
2.15     Amendment to Annex I. Annex I is hereby amended and restated to read as set forth on Annex I attached to this Seventh Amendment.
Section 3.    Conditions of Effectiveness. This Seventh Amendment will become effective on the date on which each of the following conditions precedent is satisfied or waived in accordance with Section 12.02 of the Credit Agreement (the “Seventh Amendment Effective Date”):
3.1    The Administrative Agent shall have received from the Borrower, PEI, each Guarantor, the Issuing Bank and the Lenders, counterparts (in such number as may be requested by the Administrative Agent) of this Seventh Amendment signed on behalf of such Person.
3.2    The Administrative Agent and the Lenders shall have received all fees and other amounts due and payable on or prior to the Seventh Amendment Effective Date, including all reasonable and documented out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Credit Agreement (including reasonable and documented out-of-pocket fees and expenses invoiced by Paul Hastings LLP at least two (2) Business Days prior to the Seventh Amendment Effective Date).
3.3    No Default or Event of Default shall have occurred and be continuing as of the Seventh Amendment Effective Date.
3.4    If requested by any Lender prior to the date hereof, the Administrative Agent shall have received a new duly executed Note payable to each such Lender, to the extent requested by such Lender, in a principal amount equal to the applicable new Maximum Credit Amount of such Lender (as increased by this Seventh Amendment), dated as of the Seventh Amendment Effective Date.
3.5    The Administrative Agent shall have received such other documents as the Administrative Agent or its special counsel may reasonably require.
The Administrative Agent is hereby authorized and directed to declare this Seventh Amendment to be effective when it has received documents confirming compliance with the conditions set forth in this Section 3 or the waiver of such conditions as agreed to by the Majority Lenders. Such declaration shall be final, conclusive and binding upon all parties to the Credit Agreement for all purposes.

Section 4.    Borrowing Base Increase. For the period from and including the Seventh Amendment Effective Date to but excluding the next Redetermination Date, the amount of the Borrowing Base shall be equal to $2,700,000,000. Notwithstanding the foregoing, the Borrowing Base may be subject to further adjustments from time to time pursuant to Section 2.07(e), Section 2.07(f), Section 2.07(g), and Section 8.12(c). For the avoidance of doubt, this Borrowing Base increase shall constitute the April 15, 2019 Scheduled Redetermination.
Section 5.    Post-Closing Covenants.
5.1    On or before May 15, 2019 (or such later date as the Administrative Agent may agree in its sole discretion), the Borrower shall have delivered, together with title information previously delivered to the Administrative Agent, title information as the Administrative Agent may reasonably require satisfactory to the Administrative Agent setting forth the status of title to at least 80% of the total value of the proved Oil and Gas Properties (and to at least 80% of the total value of the proved, developed and producing reserves) evaluated by the most recently delivered Reserve Report.
5.2    On or before May 15, 2019 (or such later date as the Administrative Agent may agree in its sole discretion), the Borrower shall have delivered duly executed and notarized amendments to existing deeds of trust and/or mortgages and/or new deeds of trust/mortgages in form satisfactory to the Administrative Agent, to the extent necessary so that the Mortgaged Properties represent at least 85% of the total value of the proved Oil and Gas Properties (and at least 85% of the total value of the proved, developed and producing reserves) of the Borrower and the Subsidiaries evaluated by the most recently delivered Reserve Report.
Section 6.    Miscellaneous.
6.1    Confirmation. The provisions of the Credit Agreement, as amended by this Seventh Amendment, shall remain in full force and effect following the effectiveness of this Seventh Amendment.
6.2    Ratification and Affirmation; Representations and Warranties. Each of PEI and each Obligor hereby: (a) acknowledges the terms of this Seventh Amendment; (b) ratifies and affirms its obligations under, and acknowledges, renews and extends its continued liability under, each Loan Document to which it is a party and agrees that each Loan Document to which it is a party remains in full force and effect, except as expressly amended hereby; (c) agrees that from and after the Seventh Amendment Effective Date each reference to the Credit Agreement in the other Loan Documents shall be deemed to be a reference to the Credit Agreement, as amended by this Seventh Amendment; and (d) represents and warrants to the Lenders that as of the date hereof, after giving effect to the terms of this Seventh Amendment: (i) all of the representations and warranties contained in each Loan Document to which it is a party are true and correct in all material respects (except that any representation and warranty that is qualified by materiality shall be true and correct in all respects), except to the extent any such representations and warranties are expressly limited to an earlier date, in which case, such representations and warranties shall continue to be true and correct in all material respects (except that any representation and warranty that is qualified by materiality shall be true and correct in all respects) as of such specified earlier date,

(ii) no Default or Event of Default has occurred and is continuing and (iii) no event, development or circumstance has occurred or exists that has resulted in, or could reasonably be expected to have, a Material Adverse Effect.
6.3    Counterparts. This Seventh Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Seventh Amendment by telecopy, facsimile, as an attachment to an email or other similar electronic means shall be effective as delivery of a manually executed counterpart of this Seventh Amendment.
6.4    NO ORAL AGREEMENT. THIS SEVENTH AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH AND THEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR UNWRITTEN ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES.
6.5    GOVERNING LAW. THIS SEVENTH AMENDMENT (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.
6.6    Loan Document. This Seventh Amendment is a “Loan Document” as defined and described in the Credit Agreement and all of the terms and provisions of the Credit Agreement relating to Loan Documents shall apply hereto.
6.7    Payment of Expenses. In accordance with Section 12.03 of the Credit Agreement, the Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable and documented out-of-pocket costs and expenses incurred in connection with this Seventh Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.
6.8    Severability. Any provision of this Seventh Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
6.9    Successors and Assigns. This Seventh Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Amendment to be duly executed and delivered by their proper and duly authorized officer(s) as of the day and year first above written.

BORROWER:	PARSLEY ENERGY, LLC
PEI:
By: /s/ Ryan Dalton
Name: Ryan Dalton
Title: Executive Vice President – Chief Financial Officer

PARSLEY ENERGY, INC.

By: /s/ Ryan Dalton
Name: Ryan Dalton
Title: Executive Vice President – Chief Financial Officer

GUARANTOR:	PARSLEY GP, LLC
By: /s/ Ryan Dalton Name: Ryan Dalton Title: Executive Vice President – Chief Financial Officer
GUARANTOR:	PARSLEY ENERGY, L.P. BY: PARSLEY GP, LLC, its general partner
By: /s/ Ryan Dalton Name: Ryan Dalton Title: Executive Vice President – Chief Financial Officer
GUARANTOR:	PARSLEY ENERGY OPERATIONS, LLC
By: /s/ Ryan Dalton Name: Ryan Dalton Title: Executive Vice President – Chief Financial Officer
GUARANTOR:	PARSLEY ADMINISTRATION, LLC
By: /s/ Ryan Dalton Name: Ryan Dalton Title: Executive Vice President – Chief Financial Officer

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GUARANTOR:	PARSLEY MINERALS, LLC
By: /s/ Ryan Dalton Name: Ryan Dalton Title: Executive Vice President – Chief Financial Officer
GUARANTOR:	PARSLEY FINANCE CORP. By: /s/ Ryan Dalton Name: Ryan Dalton Title: Executive Vice President – Chief Financial Officer

GUARANTOR:	PARSLEY DE LONE STAR LLC By: /s/ Ryan Dalton Name: Ryan Dalton Title: Executive Vice President – Chief Financial Officer
GUARANTOR:	PARSLEY DE OPERATING LLC By: /s/ Ryan Dalton Name: Ryan Dalton Title: Executive Vice President – Chief Financial Officer

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GUARANTOR:	PARSLEY VERITAS ENERGY PARTNERS, LLC By: /s/ Ryan Dalton Name: Ryan Dalton Title: Executive Vice President – Chief Financial Officer
GUARANTOR:	PARSLEY NOVUS LAND SERVICES LLC By: /s/ Ryan Dalton Name: Ryan Dalton Title: Executive Vice President – Chief Financial Officer

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ADMINISTRATIVE AGENT, ISSUING BANK AND LENDER:	WELLS FARGO BANK, NATIONAL ASSOCIATION
By: /s/ Matthew Denkler Name: Matthew Denkler Title: Vice President

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LENDER:	BMO HARRIS BANK, N.A.
By: /s/ Melissa Guzmann Name: Melissa Guzmann Title: Director

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LENDER:	JPMORGAN CHASE BANK, N.A.
By: /s/ Anca Loghin Name: Anca Loghin Title: Authorized Officer

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LENDER:	CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH By: /s/ Nupur Kumar Name: Nupur Kumar Title: Authorized Signatory By: /s/ Christopher Zybrick Name: Christopher Zybrick Title: Authorized Signatory

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LENDER:	COMPASS BANK By: /s/ Mark H. Wolf Name: Mark H. Wolf Title: Senior Vice President

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LENDER:	ROYAL BANK OF CANADA By: /s/ Don J. McKinnerney Name: Don J. McKinnerney Title: Authorized Signatory

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LENDER:	U.S. BANK NATIONAL ASSOCIATION By: /s/ Nicholas T. Hanford Name: Nicholas T. Hanford Title: Vice President

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LENDER:	THE BANK OF NOVA SCOTIA, HOUSTON BRANCH By: /s/ Marc Graham Name: Marc Graham Title: Managing Director

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LENDER:	BOKF NA DBA BANK OF TEXAS By: /s/ Bradley Kuhn Name: Bradley Kuhn Title: Vice President

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LENDER:	FROST BANK, A TEXAS STATE BANK By: /s/ Jack Herndon Name: Jack Herndon Title: Senior Vice President

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LENDER:	CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH By: /s/ Trudy Nelson Name: Trudy Nelson Title: Authorized Signatory By: /s/ Scott W. Danvers Name: Scott W. Danvers Title: Authorized Signatory

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LENDER:	CAPITAL ONE, NATIONAL ASSOCIATION By: /s/ Michael Higgins Name: Michael Higgins Title: Managing Director

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LENDER:	CITIBANK, N.A. By: /s/ Cliff Vaz Name: Cliff Vaz Title: Vice President

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LENDER:	PNC BANK, NATIONAL ASSOCIATION By: /s/ Sandra Salazar Name: Sandra Salazar Title: Managing Director

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LENDER:	UBS AG, STAMFORD BRANCH By: /s/ Darlene Arias Name: Darlene Arias Title: Director By: /s/ Houssem Daly Name: Houssem Daly Title: Associate Director

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LENDER:	MORGAN STANLEY BANK, N.A. By: /s/ Megan Kushner Name: Megan Kushner Title: Authorized Signatory
LENDER:	MORGAN STANLEY SENIOR FUNDING, INC. By: /s/ Megan Kushner Name: Megan Kushner Title: Vice President

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ANNEX I
LIST OF MAXIMUM CREDIT AMOUNTS

Name of Lender	Applicable Percentage	Maximum Credit Amount
Wells Fargo Bank, National Association	10.0000000000%	$500,000,000.00
BMO Harris Bank, N.A.	9.0000000000%	$450,000,000.00
JPMorgan Chase Bank, N.A.	9.0000000000%	$450,000,000.00
Credit Suisse AG, Cayman Islands Branch	6.4000000000%	$320,000,000.00
BBVA Bank d/b/a Compass Bank	6.4000000000%	$320,000,000.00
Royal Bank of Canada	6.4000000000%	$320,000,000.00
U.S. Bank National Association	6.4000000000%	$320,000,000.00
The Bank of Nova Scotia, Houston Branch	6.4000000000%	$320,000,000.00
BOKF NA dba Bank of Texas	5.0000000000%	$250,000,000.00
Frost Bank, a Texas State Bank	5.0000000000%	$250,000,000.00
Canadian Imperial Bank of Commerce-New York Branch	5.0000000000%	$250,000,000.00
Capital One, National Association	5.0000000000%	$250,000,000.00
Citibank, N.A.	5.0000000000%	$250,000,000.00
PNC Bank, National Association	5.0000000000%	$250,000,000.00
UBS AG, Stamford Branch	5.0000000000%	$250,000,000.00
Morgan Stanley Bank, N.A.	3.958695652%	$197,934,782.60
Morgan Stanley Senior Funding, Inc.	1.041304348%	$52,065,217.40
TOTAL	100.0000000000%	$5,000,000,000.00

Annex I